SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            BAXTER INTERNATIONAL INC.
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                                       36-0781620
--------------------------------------       ---------------------------------
State of incorporation of Organization       I.R.S. Employer Identification No.


    Baxter International Inc.
    One Baxter Parkway
    Deerfield Illinois
    (847) 948-2000                                          60015
-------------------------------------                --------------------------
(Address of Principal Executive Office)                    (Zip Code)

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
If this form relates to the registration of a               If this form relates to the registration of a
class of securities pursuant to Section                     class of securities pursuant to Section
12(b) of the Exchange Act and is effective                  12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),                      pursuant to General Instruction A.(d),
please check the following box.  |X|                        please check the following box.       |_|


Securities Act registration statement file number to which this form relates: 333-64158


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                  Name of Each Exchange on Which
     to be so Registered                  Each Class is to be Registered

       Corporate Units                       New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Corporate Units of Baxter International Inc., a Delaware corporation.

         The description of the Registrant's Corporate Units (the "Corporate Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Equity Purchase Contracts and Equity Purchase Units" in the Registration Statement on Form S-3 of Baxter International Inc., Registration No. 333-101122 (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits


Exhibit No.     Description

3.1 Restated Certificate of Incorporation of the Registrant, as amended, including Certificate of Designation of Series B Junior Participating Preferred Stock (filed as Exhibit 3.1 to Registrant's 10-Q for the Quarterly Period ended June 30, 2002 and incorporated herein by reference).

3.2             Amended and Restated Bylaws dated September 24, 2002 (filed as
                Exhibit 3.3 to Registrant's Form 10-Q for the Quarterly Period ended September 30, 2002 and incorporated herein by reference).

4.1 Rights Agreement, dated December 9, 1998, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 10 to Registrant's Current Report on Form 8-K filed December 15, 1998 and incorporated herein by reference).

4.2* Form of Underwriting Agreement between the Registrant and the underwriters named therein.

4.3* Form of Purchase Contract Agreement between the Registrant and Bank One Trust Company, N.A., as Purchase Contract Agent.

4.4* Form of Pledge Agreement among the Registrant, Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary and Bank One Trust Company, N.A., as Purchase Contract Agent.

4.5* Form of Remarketing Agreement among the Registrant, Bank One Trust Company, N.A., as Purchase Contract Agent, and the Remarketing Agent named therein.

4.6* Indenture, dated as of April 26, 2002 between Registrant and Bank One Trust Company, N.A., as Trustee.

4.7* Form of Supplemental Indenture No. 1 between Registrant and Bank One Trust Company, N.A., as Trustee.

4.8             Registration Statement on Form S-3 (Registration No.
                333-101122) (filed with the Securities and Exchange Commission on November 8, 2002 and incorporated herein by reference).

4.9*            Form of Corporate Unit.

4.10*           Form of Senior Note due 2008.


* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           BAXTER INTERNATIONAL INC.


Dated:  December 11, 2002                  By: /s/ J. Patrick Fitzsimmons
                                               ----------------------------
                                              Name:  J. Patrick Fitzsimmons
                                              Title: Senior Corporate Counsel

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                                 EXHIBIT INDEX


Exhibit No.     Description

3.1 Restated Certificate of Incorporation of the Registrant, as amended, including Certificate of Designation of Series B Junior Participating Preferred Stock (filed as Exhibit 3.1 to Registrant's 10-Q for the Quarterly Period ended June 30, 2002 and incorporated herein by reference).

3.2             Amended and Restated Bylaws dated September 24, 2002 (filed as
                Exhibit 3.3 to Registrant's Form 10-Q for the Quarterly Period ended September 30, 2002 and incorporated herein by reference).

4.1 Rights Agreement, dated December 9, 1998, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 10 to Registrant's Current Report on Form 8-K filed December 15, 1998 and incorporated herein by reference).

4.2* Form of Underwriting Agreement between the Registrant and the underwriters named therein.

4.3* Form of Purchase Contract Agreement between the Registrant and Bank One Trust Company, N.A., as Purchase Contract Agent.

4.4* Form of Pledge Agreement among the Registrant, Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary and Bank One Trust Company, N.A., as Purchase Contract Agent.

4.5* Form of Remarketing Agreement among the Registrant, Bank One Trust Company, N.A., as Purchase Contract Agent, and the Remarketing Agent named therein.

4.6* Indenture, dated as of April 26, 2002 between Registrant and Bank One Trust Company, N.A., as Trustee.

4.7* Form of Supplemental Indenture No. 1 between Registrant and Bank One Trust Company, N.A., as Trustee.

4.8             Registration Statement on Form S-3 (Registration No.
                333-101122) (filed with the Securities and Exchange Commission on November 8, 2002 and incorporated herein by reference).

4.9*            Form of Corporate Unit.

4.10*           Form of Senior Note due 2008.

* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.